Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01006, 333-27995, 333-55999, 333-70485, 333-39172, 333-39218, 333-39224, 333-63198, 333-90398, 333-106253, 333-116249, 333-143848, 333-160178, 333-167480, 333-175273, 333-189438, 333-206320, 333-206808, 333-212402 and 333-218941) and Form S-3 (No. 333-222066) of Denbury Resources Inc. of our report dated February 28, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 28, 2018